Registration No. 333-_________
As filed with the Securities and Exchange Commission on February 3, 2005




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       -----------------------------------

                         POST EFFECTIVE AMENDMENT NO. 5

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                  INSYNQ, INC.
                                     NEVADA
                             IRS ID NO.: 22-3894506

                         1127 BROADWAY PLAZA, SUITE 202
                                TACOMA, WA 98402


             2002 DIRECTORS, OFFICERS AND CONSULTANTS STOCK OPTION,
                       STOCK WARRANT AND STOCK AWARD PLAN

         John P. Gorst                         Copy to:
         Chief Executive Officer               de Castro & Mayer, LLP
         1127 Broadway Plaza, Suite 202        Attorneys At Law
         Tacoma, WA 98402                      2550 Fifth Ave, Suite 520
         (253) 284-2000                        San Diego, CA 92103
                                               (619) 702-8690




                         CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES        PROPOSED MAXIMUM          PROPOSED MAXIMUM           AGGREGATE      AMOUNT OF
TO BE REGISTERED           AMOUNT TO BE              OFFERING PRICE             OFFERING       REGISTRATION
                           REGISTERED                PER SHARE                  PRICE (1)      FEE
Common Stock,
$0.001 par value           40,000,000 (2)            $0.0065                    $260,000           $30.60


1. This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of September 24, 2004, a date within five business days prior to the filing of this registration statement.

2. These 40,000,000 shares represent additional shares for issuance under the Registrant's 2002 Directors, Officers and Consultants Stock Option, Stock
Warrant and Stock Award Plan, originally the subject of the Registrant's Registration Statement on Form S-8 filed on October 8, 2002, bearing SEC File
No.: 333-100413 and amended pursuant to Post Effective Amendment No. 1 filed on September 8, 2003, bearing SEC File No.: 333-108614, Post Effective Amendment No. 2 filed on December 5, 2003, bearing SEC File No.: 333-110985, Post Effective Amendment No. 3 filed on December 9, 2003, bearing SEC File No.:
333-111027 and Post Effective Amendment No. 4 filed on September 27, 2004 bearing SEC File No.: 333-119315.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENTS

Insynq, Inc. (the "Registrant") has previously registered an aggregate of 144,799,244 shares of its Common Stock, par value $.001 per share, for issuance under its 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan as Amended (the "Plan"). The registration of an initial 16,000,000 shares was effected on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 8, 2002, bearing Commission file number 333-100413 (the "Initial Registration Statement"). The Registrant registered additional securities of the same class as those for which the Initial Registration Statement was effective as follows:

Amendment No.        Date Filed             Shares Registered                  Commission File No. 333-
-------------        ----------             -----------------                  ------------------------
     1               09/08/2003                 10,000,000                              108614
     2               12/05/2003                 64,000,000                              110985
     3               12/09/2003                 15,000,000                              111027
     4               09/27/2004                 39,799,244*                             119315


*On July 16, 2004, the Registrant effected a 50-for-1 reverse stock split; under the terms of the Plan, the number shares of the Registrant's common stock subject thereto was reduced to 200,756 shares. Registrant amended the Plan on September 28, 2004 to increase the number of shares to 50,000,000, of which a total of 40,000,000 (200,756 + 39,799,244) shares were registered. On January 18, 2005, the Plan was amended to increase the number of shares in the Plan to 80,000,000. This Registration Statement is being filed to register an additional 40,000,000 shares of the same class as those for which the Initial Registration Statement and Additional Registration Statements are effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement and the Additional Registration Statement are hereby incorporated herein by reference.

Amendments 1, 2, 3 and 4 are referred to herein as the "Additional Registration Statements."




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8                     EXHIBITS


EXHIBIT NO.       EXHIBIT

4.1 Amended 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (previously filed on September 27, 2004 as part of Registration Statement # 333-119315)

4.2 Amendment # 1 to Amended 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan

5       Opinion of de Castro & Mayer, LLP

23.1    Consent of Weinberg and Company, P.A., Certified Public Accountants

23.2    Consent of de Castro & Mayer, LLP (contained in Exhibit 5 hereto)

24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, and State of Washington, on this 3rd day of February 2005.

                                            INSYNQ, INC.



                                            /s/ John P. Gorst
                                            JOHN P. GORST
                                            CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John Gorst his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                           TITLE                               DATE

                                    Chief Executive Officer
/s/ John P. Gorst                   (Principal Executive Officer)       February 3, 2005
--------------------------          and Director
John P. Gorst


                                    Chief Administrative Officer,
                                    Secretary and Treasurer,
/s/ M. Carroll Benton               Principal Accounting Officer,       February 3, 2005
-------------------------           Principal Financial Officer
M. Carroll Benton                   and Director


                                  EXHIBIT INDEX


                                  INSYNQ, INC.


             2002 DIRECTORS, OFFICERS AND CONSULTANTS STOCK OPTION,

                       STOCK WARRANT AND STOCK AWARD PLAN




EXHIBIT NO.                         EXHIBIT

4.1 Amended 2002 Directors, Officers and consultants Stock Option, Stock Warrant and Stock Award Plan (previously filed on September 27, 2004 as part of Registration Statement #333-119315)

4.2    Amendment #2 to the Amended 2002 Directors, Officers and
       Consultants Stock Option, Stock Warrant and Stock Award Plan

5      Opinion of de Castro & Mayer, LLP

23.1   Consent of Weinberg and Company, P.A., Certified Public Accountants

23.2   Consent of de Castro & Mayer, LLP (contained in Exhibit 5 hereto)

24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)